UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2024

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 269-5952

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 26, 2024, LuxUrban Hotels Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P., as representative (the “Representative”) of the underwriters (the “Underwriters”), relating to (i) the sale to the public (the “Offering”) of 11,573,333 shares (the “Firm Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”); and (ii) up to 1,736,000 additional shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) which may be issued by the Company upon the exercise of an over-allotment option granted to the Underwriter; and (iii) warrants to purchase up to 798,560 shares of Common Stock registered under the name of the Representative (the “Underwriter Warrants”), which may be exercised at any time, and from time to time, in whole or in part, commencing from and after the 181st (one hundred eighty first) day immediately following the closing of the Offering and expiring at the fifth anniversary of the closing of the Offering and exercisable at a per share price of 110% (one hundred ten percent) of the public offering price of the Common Stock in the Offering.

Pursuant to the Underwriting Agreement, the Company agreed to sell and issue the Shares at a public offering price of $0.15 per share. The Underwriters will purchase the Shares at a discounted price of $0.1395 per share, representing 93% of the public offering price in the Offering, for an aggregate discount of $121,520 or $139,748 assuming the over-allotment option is exercised in full. After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $1.6 million, or $1.8 million assuming the over-allotment option is exercised in full.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The covenants include, among other things, an agreement by the Company not to, for a period of 45 (forty five) days from the date of the prospectus (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable such shares, or (2) file or caused to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for such shares. The Offering is expected to close on or about July 30, 2024, subject to customary closing conditions.

The Offering is being made pursuant to a prospectus supplement dated July 26, 2024 and an accompanying base prospectus, which are to be filed as part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-278883), dated and filed with the SEC on April 23, 2024, which was declared effective on May 8, 2024 (the “Registration Statement”).

On July 26, 2024, the Company issued a press release announcing the Offering, and filed a preliminary prospectus supplement with the Securities and Exchange Commission under the Registration Statement. Also on July 26, 2024, the Company issued a press release announcing pricing of the Offering and execution of the Underwriting Agreement. The definitive prospectus supplement relating to the Offering will be filed with the Securities and Exchange Commission. The July 26, 2024 press releases announcing the Offering and pricing of the Offering, respectively, are attached to this Current Report as Exhibit 99.1 and Exhibit 99.2, respectively.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the form of Underwriter Warrant is also attached hereto as Exhibit 4.1.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Underwriting Agreement were made solely for purposes of such agreement, as of specific dates, for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreement.

A copy of the opinion of Graubard Miller, relating to the issuance of Shares, is attached hereto as Exhibit 5.1.

Item 7.01.	Regulation FD Disclosure.

On July 29, 2024 the Company issued a press release announcing that it has reached an agreement in principle with certain accredited investors to sell up to $5.0 million aggregate principal amount of new senior notes due 2027 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The offering of the Notes is subject to the execution of definitive agreements. Subject to certain conditions, the Notes will be convertible into a newly created series of preferred stock. The Company estimates that the net proceeds from the Notes offering will be approximately $4.425 million after deducting the initial purchasers’ discount and other transaction-related costs. The Company intends to use the proceeds from the offering for working capital and other general corporate purposes. The Notes will not be registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The press release is attached to this Current Report as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated July 26, 2024, between LuxUrban Hotels Inc. and Alexander Capital, L.P.
4.1	Form of Underwriter Warrant.
5.1	Opinion of Graubard Miller.
23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).
99.1	Press release, dated July 26, 2024.
99.2	Press release, dated July 26, 2024.
99.3	Press release, dated July 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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